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Exhibit 16(i) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K



Schedule for Computation          Initial
of Fund Performance Data          Invest of:   $1,000
                                  Offering
BATTERY PARK HIGH YIELD CLASS A   Price/
                                  Share=       $10.47
Return Since Inception
  ending 3/31/97                  NAV=         $10.00

FYE:  SEPTEMBER 30
                                               Begin                  Capital   Reinvest   Ending            Total
DECLARED: DAILY                   Reinvest     Period   Dividend      Gain      Price      Period  Ending    Invest
PAID:  MONTHLY                    Dates        Shares   /Share        /Share    /Share     Shares  Price     Value
                                  10/31/96     95.511   0.004643733   0.00000   $10.04     95.555  $10.04    $959.37
                                  11/30/96     95.555   0.062649381   0.00000   $10.35     96.134  $10.35    $994.98
                                  12/31/96     96.134   0.075198595   0.00000   $10.53     96.820  $10.53    $1,019.52
                                  1/31/97      96.820   0.075808898   0.00000   $10.60     97.513  $10.60    $1,033.63
                                  2/28/97      97.513   0.072287164   0.00000   $10.86     98.162  $10.86    $1,066.03
                                  3/31/97      98.162   0.081501189   0.00000   $10.56     98.919  $10.56    $1,044.59
$1,000 (1+T) =                    End Value
T =                               4.46%


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